UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Edgewater Recovery Centers, LLC

On October 22, 2024, ARIA Kentucky, LLC (“ARIA Kentucky”), a wholly owned subsidiary of Ethema Heath Corporation (the “Company”) and Edgewater Recovery Center LLC (“ECI”) and its sole member John David Elam (the “Seller”), entered into an Asset Purchase Agreement (the “APA”) pursuant to which ARIA Kentucky agreed to acquire and ECI agreed to sell to ARIA Kentucky, on the closing date, the addiction treatment operations owned by ECI and located in Morehead and Paducah, Kentucky through a purchase of the assets of ECI (the “Acquired Assets”) , including; all assets of ECI used in the business of ECI (except for certain specified assets), including but not limited to all current assets existing at the time of closing, all cash balances and rights to receive cash, all equipment, machinery, all warranties related to the business and acquired assets, all intangible personal property, intellectual property, all business inventories, all property leases associated with the business, all assumed contracts, all governmental authorizations; and all information and records, including patient records, as defined in the APA. Certain of the Real Property associated with the operations of ERI are fully levered and requires credit and personal guarantees which the Company is unable to provide. This Real Property is to be acquired in a separate transaction by a fund, BH Properties Fund, LLC (“BH Properties”) controlled by the CEO of the Company, Shawn Leon, a related party, and will be leased to ARIA Kentucky on an arms-length basis, at market related rates. Other properties used by ECI which are owned by separate entities owned by the sole member of the Seller will also be acquired by BH Properties in separate transactions.

THE APA also contains certain ECI and ARIA Kentucky representations, warranties, covenants and obligations, which are defined in the APA and are customary in agreements of this nature.

The APA may be terminated by either party if not closed within 120 days, or by mutual consent of the parties, or by either the purchaser or seller upon breach of any of the representations, warranties, covenants or obligations by the other party, or by either party if any law or regulation prevents the conclusion of the APA.

The closing is subject to certain conditions set forth in the APA and there can be no guarantee when such conditions will be met or that such conditions will be met. Upon the closing of the APA, which will occur upon the settlement or waiver of all condition’s precedent including the simultaneous closing of the Equity Purchase Agreements with  BH Properties, ARIA Kentucky will pay a cash purchase consideration of $250,000 to the Seller and has agreed to assume certain liabilities related to the Acquired Assets, including trade payables from July 15, 2024 ( the “Transfer Date”), until the closing date. All liabilities under assumed contracts and certain specifically identified liabilities, including a settlement agreement with the United States and Kentucky government and certain obligations as a borrower or guarantor related to banking obligations.

ECI has been managed by the Company since July 15, 2024 and will continue to be managed by the Company until closing. Thereafter ECI will be managed by ARIA Kentucky pursuant to the terms of a Transition Agreement to be entered into upon closing, until such time as the newly created ARIA Kentucky is fully licensed, accredited and contracted with the managed care organizations, whereupon the operations of ECI will cease. Starting immediately  all operations will be conducted under the Addiction Recovery Institute of America ("ARIA") Brand.

The foregoing summary of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA that is filed herewith as Exhibit 2.1.

The representations, warranties and covenants contained in the APA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the APA and may be subject to limitations agreed upon by the contracting parties. Accordingly, the APA is incorporated herein by reference only to provide investors with information regarding the terms of the APA, and not to provide investors with any other factual information regarding the Company or ECI or either of their businesses, and should be read in conjunction with the disclosures in Heat’s periodic reports and other filings with the Securities and Exchange Commission. (the “SEC”)

Item	9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description

10.01       Asset Purchase Agreement dated October 22, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2024

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO